As filed with the Securities and Exchange Commission on August 1, 2012

Registration No.

33-64961, 33-64965, 33-64967, 333-47151,

333-68579, 333-70714, 333-70716,

333-120509, 333-134224, 333-145681,

333-156723, 333-178380

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-64961

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-64965

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-64967

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-47151

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-68579

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70714

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70716

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-120509

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-134224

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145681

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-156723

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-178380

UNDER THE SECURITIES ACT OF 1933

Tii Network Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	66-0328885
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

141 Rodeo Drive

Edgewood, New York 11717

(Address of Principal Executive Offices)

1986 Stock Option Plan

1994 Non-Employee Director Stock Option Plan

1995 Stock Option Plan

1998 Stock Option Plan

2003 Non-Employee Director Stock Option Plan

2008 Equity Compensation Plan

(Full Title of the Plan)

Parag Mehta

President

Tii Network Technologies, Inc.

141 Rodeo Drive

Edgewood, New York 11717

(631) 789-5000

(Name, Address and Telephone Number,

including Area Code, of Agent for Service)

Copy to:

Matthew C. Dallett

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

Tel: (617) 239-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments, filed by Tii Network Technologies, Inc., a Delaware corporation (the “Company”), deregister all securities remaining unissued under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of shares of stock and interests therein offered under certain employee benefit and equity plans and agreements (the “Plans”):

Registration No.	Date Filed with the SEC	Name of Equity Plan or Agreement
33-64961	Dec. 13, 1995	1986 Stock Option Plan
33-64965	Dec. 13, 1995	1994 Non-Employee Director Stock Option Plan
33-64967	Dec. 13, 1995	1995 Stock Option Plan
333-47151	Mar. 2, 1998	1995 Stock Option Plan
333-68579	Dec. 9, 1998	1998 Stock Option Plan
333-70714	Oct. 2, 2001	1994 Non-Employee Director Stock Option Plan
333-70716	Oct. 2, 2001	1998 Stock Option Plan
333-120509	Nov. 15, 2004	2003 Non-Employee Director Stock Option Plan
333-134224	May 17, 2006	1998 Stock Option Plan
333-145681	Aug. 24, 2007	2003 Non-Employee Director Stock Option Plan
333-156723	Jan. 14, 2009	2008 Equity Compensation Plan
333-178380	Dec. 8, 2011	2008 Equity Compensation Plan

On May 13, 2012, the Company entered into an Agreement and Plan of Merger with Kelta, Inc., a Delaware corporation (“Parent”), and Kelta Networks, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent. The Merger became effective on July 31, 2012, pursuant to the Articles of Merger filed with the Secretary of State of the State of Delaware.

The Company has terminated the Plans and all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments and terminates the effectiveness of the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edgewood, State of New York, on this 1st day of August, 2012.

TII NETWORK TECHNOLOGIES, INC.

By:	/s/ Parag Mehta
Name: Parag Mehta Title: President and Director